Exhibit 99.2

MERRIMACK®

Pipeline Update
as of September 2013


Research/Preclinical
Phase 1
Phase 2
Phase 3
Signaling Inhibitors (type* – target)
MM-121 (MAb – ErbB3)
P1 combo data: 48% ORR, 70% CBR(1)
SANOFI
MM-111 (BsAb – ErbB3, ErbB2)
P1 combo data: 42% ORR, 52% CBR(1)
MM-151 (oligoclonal Ab – EGFR)
MM-141 (BsTeAb – IGF-1R, ErbB3)
MM-131 (multispecific Ab – undisclosed)
Nanotherapeutics (capsule – core)
MM-398 (nanoliposome – irinotecan)
P2 mono data: 25% 1yr OS, 5.2 mos median OS, 50% DCR(1)
MM-302 (ErbB2 Ab – doxorubicin)
P1 mono: 17% ORR, 46% CBR(1)
MM-310 (undisclosed)

** Ab = antibody; M = monoclonal; Bs = bispecific; Te = tetravalent*

(1) Selected trials: MM-121 plus paclitaxel in ErbB2 (HER2) negative breast, ovarian and other gynecological cancers; MM-111 plus multiple anti-cancer therapies in ErbB2 (HER2) positive solid tumors; MM-398 monotherapy in pancreatic cancer; MM-302 monotherapy in ErbB2 (HER2) positive breast cancer

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MERRIMACK®

Late Stage Trial Metrics
as of September 2013

	MM-398	MM-121				
	Pancreatic Cancer	Ovarian Cancer	Breast Cancer			Lung Cancer
Phase	**3**	**2**	**2**	**2**	**2**	**2**
Population/ Indication	2nd/3rd-line, metastatic, gemcitabine refractory	2nd-line, metastatic, Pt-resistant/ refractory	ER/PR+ metastatic, 2nd-line	ER/PR+ neo-adjuvant	Triple-negative neo-adjuvant	2nd-line, wild-type EGFR NSCLC; no prior α-EGFR
Enrollment	405 (1:1:1 randomized)	223 (2:1)	118 (1:1)	100 (2:1)	~100 (2:1)	133 (2:1)
Format	Open label	Open label	Double blind	Open label	Open label	Open label
Treatment Arm(s)	MM-398 +/- 5FU/LV	MM-121 + Paclitaxel	MM-121 + Exemestane	MM-121 + Paclitaxel	MM-121 + Paclitaxel	MM-121 + Erlotinib
Control Arm	5FU/LV	Paclitaxel	Placebo + Exemestane	Paclitaxel	Paclitaxel	Erlotinib
Biomarker Focus	Collecting archived tissue and serum	Collecting pre-tx biopsies, archived tissue and serum	Collecting archived tissue and serum	Collecting pre-treatment biopsies and serum	Collecting pre-treatment biopsies and serum	Collecting pre-treatment biopsies and serum
Primary Endpoint	**OS (4.5 mos mono, 6 mos combo vs 3 mos control)**	**PFS (6 mos vs 4 mos control)**	**PFS (8 mos vs 4 mos control)**	**pCR (55% vs 35% control)**	**pCR (25% vs 10% control)**	**PFS (5 mos vs 2.5 mos control)**
Anticipated Timing	**Q4 2013 – Q1 2014**	**Fall 2013**	**Fall 2013**	**Top-line: Fall 2013; Add'l biomarkers: 2014**	**2014**	**Fall 2013**
Trial Status	Passed DSMB safety review	Unlikely to meet primary endpoint; biomarker focus	Monitoring boards recommended study continuation	Monitoring boards recommended study continuation	Monitoring boards recommended study continuation	Unlikely to meet primary endpoint; biomarker focus

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